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                                  EXHIBIT 23.1




                              RAIMONDO PETTIT GROUP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                          CERTIFIED PUBLIC ACCOUNTANTS






CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated August 28, 2003, accompanying the financial statements included in the Annual Report of Hi-Shear Technology Corporation on Form 10-KSB for the year ended May 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hi-Shear Technology Corporation on Form S-8 (File No. 33-868989).


/s/ Raimondo Pettit Group



Torrance, California
September 15, 2003